Exhibit 10.2

AGREEMENT BETWEEN LSB INDUSTRIES, INC.

AND

DAVID M. SHEAR

Agreement is hereby made between the Client and Independent Contractor set forth below according to the following terms, conditions, and provisions:

1.	IDENTITY OF CLIENT - “Client”. Client is identified as follows:

Name:	LSB Industries, Inc.
Address:	16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
Telephone:	(405) 235-4546
E-mail:	dgreenwell@lsbindustries.com
Contact:	Dan Greenwell

2.	IDENTITY OF INDEPENDENT CONTRACTOR - “IC.” The Independent Contractor (hereafter “IC”) is identified as follows:

Name:	David M. Shear
Address:	12913 Castlerock Court
Oklahoma City, Oklahoma 73142
Telephone:	(405) 823-7007

3.	JOB TO BE PERFORMED. IC agrees to perform the services set forth below. Changes to the services shall be agreed upon by Client and IC. IC shall be solely responsible for determining the manner in which services are performed pursuant to this agreement, the sole interest of Client being to ensure that IC’s work product conforms to Client’s requirements.

Purpose of Work. Consulting services in connection with legal, insurance, and other matters as needed by Client. It is anticipated that Client will require up to 160 hours of IC’s services between January 1, 2016 and July 1, 2016. IC agrees that he has the capacity to facilitate these expectations.

4.	FACILITIES. Client will provide the following facilities for the use of IC in the performance of its services: office space and computer equipment necessary to perform the services required by Client. Upon termination of this agreement for any cause or reason, IC shall promptly vacate and return to Client all facilities and property of Client used by it in the performance of its services under this agreement.

5.	SERVICE PAY AND TERMS OF PAYMENT. Client shall pay IC $275 per hour. IC shall invoice Client monthly with fifteen (15) day payment terms.

6.	REIMBURSEMENT OF EXPENSES. Client shall reimburse IC for ordinary and reasonable business related travel and out-of-pocket expenses associated with performance of the services. IC will submit invoices and receipts for all travel and incidental costs along with project invoices. Expenses that are not ordinary and reasonable shall be subject to pre-approval by Client.

7.	FEDERAL, STATE, AND LOCAL PAYROLL TAXES. No federal income tax, state income tax, local income tax, or payroll tax of any kind shall be withheld or paid by Client on behalf of IC or the employees of IC. IC shall not be treated as an employee with respect to the services performed hereunder for federal or state tax purposes.

8.	NOTICE TO IC REGARDING ITS TAX DUTIES AND LIABILITIES. IC understands that IC is responsible to pay, according to law, IC’s income tax. If IC is not a corporation, IC further understands that IC may be liable for self-employment (social security) tax, to be paid by IC according to law.

9.	FRINGE BENEFITS. Because IC is engaged in IC’s own independently established business, IC is not eligible for, and shall not participate in, any employee pension, health, or other fringe or employee benefit plan, of Client.

10.	EMPLOYEES. IC shall be solely responsible for the payment of all salaries, wages, benefits and other compensation of every kind to its employees, and for the withholding of income tax and the deduction and payment of all state and federal payroll taxes, deductions and contributions with respect to such employees. IC shall indemnify Client and hold it harmless against any claim or liability for any such payment, withholding, deduction or contribution.

11.	CLIENT NOT RESPONSIBLE FOR WORKERS’ COMPENSATION. No workers’ compensation insurance shall be obtained by Client concerning IC or the employees of IC, and IC shall maintain workers’ compensation insurance for its employees as required by law.

12.	CLIENT NOT RESPONSIBLE FOR INJURY OR LOSS. Client shall not be responsible for any injury or loss suffered by IC or any employee of IC. IC shall indemnify Client and hold it harmless against any claim or liability for any injury of loss.

13.	CLIENT NOT RESPONSIBLE FOR LIABILITY INSURANCE. No liability insurance shall be obtained by Client concerning IC or the employees of IC.

14.	TERM OF AGREEMENT. This agreement shall begin on January 1, 2016 and shall terminate at completion of the projects which require services unless the agreement is extended by Client at Client’s option. Client may terminate this agreement effective immediately at any time without cause upon written notice to IC. IC may terminate this agreement by giving fifteen (15) days’ written notice to Client.

15.	NON-WAIVER. The failure of either party to exercise any of its rights under this agreement, for a breach thereof, shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

16.	NO AUTHORITY TO BIND Client. IC has no authority to enter into contracts or agreements on behalf of Client. This agreement does not create a partnership between the parties.

17.	DECLARATION OF INDEPENDENT CONTRACTOR. IC declares that IC has complied with all federal, state, and local laws regarding business permits, certificates, and licenses that may be required to carry out the work to be performed under this agreement.

18.	CONFIDENTIALITY AND ASSIGNMENT AGREEMENT. IC shall sign a confidentiality and assignment agreement with Client, the consideration for which is hereby acknowledged as received and the terms of which are incorporated herein by reference.

19.	CHOICE OF LAW. Any dispute under this agreement or related to this agreement shall be decided in accordance with the laws of the State of Oklahoma.

20.	SEVERABILITY. If any part of this agreement shall be held, unenforceable, the rest of this agreement will nevertheless remain in full force and effect.

21.	AMENDMENTS. This agreement may be supplemented, amended or revised only in writing by agreement of the parties.

22.	SEVERANCE AND RELEASE AGREEMENT. This agreement shall not modify or affect the Severance and Release Agreement effective as of December 31, 2015 between the Client and IC.

EXECUTED AND EFFECTIVE the 31 day of December, 2015.

LSB INDUSTRIES, INC.

By:	/s/ Daniel D. Greenwell
Name:	Daniel D. Greenwell
Title:	President/CEO

/s/ David M. Shear
David M. Shear, individually

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